UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

Columbia Property Trust, Inc.
Columbia Property Trust Operating Partnership, L.P.
(Exact name of registrant as specified in its charter)

MD	001-36113	20-0068852
DE	-	20-0068907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Park Avenue South, New York, NY 10010
(Address of principal executive offices, including zip code)

(212) 687-0800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CXP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 24, 2020, Columbia Property Trust, Inc. (the "Company") and Columbia Property Trust Operating Partnership, L.P. ("Columbia OP"), completed their previously announced acquisition of Normandy Real Estate Management, LLC ("Normandy"), a developer, operator and investment manager of office and mixed-use assets in New York, Boston, and Washington, D.C. (the "Transaction"). The consideration for the Transaction was approximately $100 million and was comprised of a $13.5 million cash payment and the issuance of 3,264,151 Series A Convertible, Perpetual Preferred Units (the "Preferred OP Units") of Columbia OP. The Preferred OP Units will be convertible into newly issued common units of Columbia OP, which are exchangeable for shares of the Company’s common stock, subject to certain terms and conditions.

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2020, in connection with the completion of the Transaction, the Company, Columbia OP and the limited partners of Columbia OP entered into the Amended and Restated Agreement of Limited Partnership of Columbia OP (the “A&R OP Agreement”). The Company is the general partner of Columbia OP and, after giving effect to the issuance of the Preferred OP Units in the Transaction, owns 97.2% of the limited partnership interests in Columbia OP.
Ownership of partnership units in Columbia OP generally entitles the holder to share in cash distributions from, and in the profits and losses of, Columbia OP in proportion to such holder’s percentage ownership. The partnership units of Columbia OP are not listed on any exchange or any national market system, and the Company does not intend to make any such listing. Except as otherwise expressly provided in the A&R OP Agreement, the Company, as general partner, will have the exclusive right and full authority and responsibility to manage and operate Columbia OP’s business. Limited partners generally will not have any right to participate in or exercise control or management power over the business and affairs of Columbia OP or the power to sign documents for or otherwise bind Columbia OP. The limited partners will have no power to remove the Company as general partner. Limited partners may require Columbia OP to redeem partnership units for cash, or at the Company’s election, shares of common stock, par value $0.01 per share, of the Company ("Columbia Common Stock”) on a one-for-one basis, at any time beginning one year following the date of the initial issuance of the partnership units.
The A&R OP Agreement also sets forth the rights of the Preferred OP Units. The Preferred OP Units will be entitled to receive distributions equivalent to those declared and paid in respect of a share of Columbia Common Stock, have a liquidation preference of $26.50 per share, and rank senior to the other undesignated partnership units of Columbia OP (referred to as “Common OP Units”). The Preferred OP Units generally are not redeemable by Columbia OP, subject to certain exceptions for federal income tax purposes. At any time following the issuance of the Preferred OP Units (the “Original Issue Date”), holders of Preferred OP Units may convert all or a portion of such units into Common OP Units. In addition, at any time following the second anniversary of the Original Issue Date, each Preferred OP Unit shall automatically be converted into a Common OP Unit on the trading day immediately following the earlier to occur of (i) the time at which the closing price of the Columbia Common Stock on the NYSE has been equal to or greater than $26.50 for three consecutive trading days and (ii) the time at which the volume-weighted average price of a share of Columbia Common Stock has been equal to or greater than $26.50 per share for any period of ten consecutive trading days. Preferred OP Units convert to Common OP Units on a one-for-one basis, subject to adjustments relating to the exchange of Common OP Units for Columbia Common Stock under the A&R OP Agreement.

This description of the A&R OP Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R OP Agreement, a copy of which is included herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On January 24, 2020, Columbia OP issued 3,264,151 Preferred OP Units in connection with the closing of the Transaction. These Preferred OP Units were issued in a transaction not involving registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Additional information regarding the terms of the Preferred OP Units is set forth in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

In connection with the issuance of the Preferred OP Units in the Transaction, the Company entered into a registration rights agreement with the holders of the Preferred OP Units (the "Registration Rights Agreement") relating to the shares of Columbia Common Stock underlying the Preferred OP Units (the "registrable securities"). The Registration Rights Agreement provides that the Company will file a registration statement registering the resale of all the registrable securities and also provides for certain other registration rights to the holders of the registrable securities. The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 27, 2020, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
4.1	Registration Rights Agreement, dated as of January 24, 2020, among Columbia Property Trust, Inc. and the securityholders named therein
10.1	Amended and Restated Agreement of Limited Partnership of Columbia Property Trust Operating Partnership, L.P.
99.1	Press release dated January 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: January 27, 2020	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer

Columbia Property Trust, Inc.

Dated: January 27, 2020	By:	/s/ James A. Fleming
James A. Fleming
Chief Financial Officer